EXHIBIT 10.161

                                 LOAN AGREEMENT

Wachovia Bank, National Association
214 North Hogan Street - FL0070
Jacksonville, Florida 32202
(Hereinafter referred to as the "Bank")

Bluegreen Corporation, a Massachusetts corporation
4960 Conference Way North
Suite 100
Boca Raton, Florida 33431

and

Bluegreen Communities of Georgia, LLC,
a Georgia limited liability company
4960 Conference Way North
Boca Raton, Florida 33431
(Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into November 12, 2003, by and between Bank and Borrower.

This Agreement applies to the loan (the "Loan") evidenced by that certain Promissory Note dated of even date herewith, as modified from time to time (the "Note") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower and each of its Subsidiaries have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and with respect to the Borrower, all such properties, assets and stock are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower

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in writing and approved by Bank ("Permitted Liens"). In addition, all of the stock of Borrower's Subsidiaries is free and clear of liens, pledges and encumbrances. To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each Borrower is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each Borrower is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Certificate of Full Compliance From Accountant. Deliver to Bank, with the financial statements required herein, a certification by Bluegreen's independent certified public accountant that Borrower is in full compliance with the Loan Documents. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. ss.
101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and, to Borrower's knowledge, whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Maintain Properties. Maintain, preserve and keep its property secured by the Loan Documents in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any


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litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

Partial Releases of Property. Provided Borrower is not then in Default hereunder or under any other Loan Document, Bank will provide partial releases of residential lots (individually a "Lot" and collectively the "Lots") in respect of its lien under that certain Deed to Secure Debt, Assignment of Rents and Security Agreement (the "Deed to Secure Debt") from Borrower to Bank dated of even date herewith and the other Loan Documents, as required for the purpose of transferring clear title to purchasers of Lots, provided that the Borrower pays to the Bank a release price equal to 55% of the gross sales price for such Lot, but in no event less than $25,000.00 per Lot, together with a satisfaction of all other non-monetary conditions imposed by Bank in connection therewith. Borrower's request for a partial release shall be accompanied a by copy of the applicable fully executed sales contract for said residential lot and the fully executed settlement statement, a legal description and a survey of the Lot in question, and any other documents requested by Bank.

Payments made for releases shall be applied by Bank against the next due outstanding principal of the Loan. The acceptance by Bank of any payments of release prices during the pendency of a Default hereunder shall not constitute a waiver by Bank of any of its rights or remedies with respect to any such Default. Borrower agrees to reimburse Bank for all out-of-pocket fees and costs, including, without limitation, reasonable legal fees, in connection with the granting of such partial releases and shall comply with all other non-monetary conditions imposed by Bank with respect to that portion of the property to be released.

Notwithstanding the foregoing, Bank will provide partial releases in connection with dedication of roads, easements and joinders, upon the written request of Borrower, which consent shall not be unreasonably withheld. In addition, provided Borrower obtains all necessary environmental permits for that portion of real property more particularly designated on EXHIBIT "B" attached hereto as the "Removed Property" on or before December __, 2004, Bank will, upon receipt and approval of all conditions for conveyance of the property described on EXHIBIT "C" as provided in that certain Amended and Restated Agreement of Purchase and Sale dated October __, 2003 (the "Purchase Agreement"), upon spreading the lien of that certain Deed to Secure Debt, Assignment of Rents and Security Agreement dated of even date herewith (the "Deed to Secure Debt") to the Removed Property, and upon the endorsement to the Bank's title policy to insure such Removed Property, release its lien with respect to that portion of real property more particularly described on EXHIBIT "C" attached hereto, and spread its lien to include the Removed Property.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Pledge of Assets. Make or permit to exist, against Bluegreen Communities of Georgia, LLC, a Georiga limited liability company ("Bluegreen Communities") any mortgages, security deeds, pledges, liens, charges, and all other encumbrances, on the property more particularly described on EXHIBIT A attached hereto or any substitute property or make or permit to exist any pledge on any of the stock of Borrower or its Subsidiaries, except as otherwise disclosed to Bank by


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Borrower in writing and approved by Bank. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against the land or other property secured by the Loan Documents.

ANNUAL FINANCIAL STATEMENTS. Bluegreen Corporation, a Massachusetts corporation ("Bluegreen") shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis with respect to Bluegreen and its subsidiaries, affiliates and parent or holding company, as applicable, and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Bluegreen or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

Periodic Financial Statements. Bluegreen shall deliver to Bank, within 45 days after the end of each fiscal quarter, audited quarterly financial statements including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis with respect to Bluegreen and its subsidiaries, affiliates and parent or holding company, as applicable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. Such statements shall be certified as to their correctness by a principal financial officer of Bluegreen and in each case, if audited statements are required, subject to audit and year-end adjustments.

TAX RETURNS. Bluegreen shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, together with all schedules thereto, each of which shall be signed and certified by an officer of Bluegreen to be true and complete copies of such returns. In the event an extension is filed, Bluegreen shall deliver a copy of the extension within 30 days of filing.

INVENTORY AND WORK IN PROGRESS REPORTS. Borrower shall deliver to Bank, within 10 days of each month end, an Inventory and Work in Progress Report which shall include, without limitation, capital expenditures to date, Lots in progress to date, Lots completed to date, Lots under sales agreement, and Lots sold to date.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:
Adjusted Tangible Net Worth. Bluegreen shall, at all times, on a consolidated basis, maintain an Adjusted Tangible Net Worth of not less than $165,000,000.00. "Adjusted Tangible Net Worth" shall mean total assets minus Adjusted Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Bluegreen including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. "Adjusted Total Liabilities" shall mean all liabilities of Bluegreen, including capitalized leases and all reserves for deferred taxes, and other deferred sums appearing on the liabilities side of a balance sheet and all obligations as lessee under off-balance sheet synthetic leases of Bluegreen, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank, all in accordance with generally accepted accounting principles applied on a consistent basis. Adjusted Total Liabilities to Adjusted Tangible Net Worth Ratio. Bluegreen shall, at all times, on a consolidated basis, maintain a ratio of Adjusted Total Liabilities to Adjusted Tangible Net Worth of not more than 2.50 to 1.00. Funds Flow Coverage Ratio. Bluegreen shall, at all times, on a consolidated basis, maintain a Funds Flow Coverage Ratio of not less than 2.00 to 1.00, to be calculated quarterly, on a rolling four quarters basis. "Funds Flow Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation and amortization plus non-cash expenses minus dividends, withdrawals and non-cash income divided by Interest Expense for the same period. "Interest Expense" shall mean the total interest expense of Bluegreen on a


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consolidated basis including capitalized interest, amortization of debt discount, non-cash interest expense less interest income earned and less amortization of capitalized interest.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".
(b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken. (d) The loan is not usurious. (e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.

DEFAULTS AND REMEDIES. If the following event occurs, a default ("Default") under this Agreement shall exist: failure to timely pay or perform any of the terms, covenants or obligations under this Agreement or a default under any other Loan Document, in any case not cured within the applicable cure period set forth in the Note, if any.

Upon the occurrence of a Default, Bank shall have the right to declare immediately due and payable the outstanding principal balance of the Note, all accrued and unpaid interest thereon and all other sums due in connection therewith, and Bank may exercise any right, power or remedy permitted by law or as set forth in any of the Loan Documents.

FEE. Borrower shall pay Bank a fee of $39,550.00 at the closing of this Agreement.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.


                            Bluegreen Corporation, a Massachusetts corporation

                            By: /S/ DANIEL C. KOSCHER                     (SEAL)
                                ------------------------------------------
                                Daniel C. Koscher, Senior Vice President


                            Bluegreen Communities of Georgia, LLC, a Georgia limited liability company

                            By: /S/ DANIEL C. KOSCHER                     (SEAL)
                                ------------------------------------------
                                 Daniel C. Koscher, Manager


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                            Wachovia Bank, National Association


                            By: /S/ KAREN LEIKERT                         (SEAL)
                                ------------------------------------------
                                Karen Leikert, Vice President


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